Exhibit 99.q

POWER OF ATTORNEY

Each of the undersigned Trustees and officers of Baillie Gifford Funds (the “Trust”) and any series thereof (each, a “Fund”) hereby severally constitutes and appoints each of Peter C. Hadden, Graham Laybourn, Lindsay Cockburn, Gareth Griffiths, Michael Stirling-Aird and Julie Paul and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to him to sign for him or her, and in his or her name and in the capacities indicated below with respect to the Trust, any one or more Registration Statements on Form N-1A in connection with the registration of the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”) and in connection with the registration of any offering of a Fund’s shares of beneficial interest under the Securities Act of 1933, as amended (the “1933 Act”), including specifically (but without limiting the generality of the foregoing) all pre-effective and post-effective amendments to any such Registration Statement, any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as said attorney deems necessary or appropriate to comply with the 1933 Act, the 1940 Act, and all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ John G. Barrie, Jr.	Trustee	September 23, 2015
John G. Barrie, Jr.

/s/ George W. Browning	Trustee	September 23, 2015
George W. Browning

/s/ Bruce C. Long	Trustee	September 23, 2015
Bruce C. Long

/s/ Robert E. Rigsby	Trustee	September 23, 2015
Robert E. Rigsby

/s/ Howard W. Chin	Trustee	September 23, 2015
Howard W. Chin

/s/ Peter C. Hadden	Trustee & President (Principal	September 23, 2015
Peter C. Hadden	Executive Officer)

/s/ Lindsay Cockburn	Treasurer (Principal	September 23, 2015
Lindsay Cockburn	Financial and Accounting
Officer)